UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 23, 2014
Date of Report (Date of earliest event reported)

AGENUS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders
The Company held its Annual Meeting of Stockholders on April 23, 2014 (the “Annual Meeting”).  A total of 50,852,403 shares of common stock, representing 81.79% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.  The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:
To elect the following nominees to the Board of Directors:

Nominee	Total Vote “FOR”	Total Vote “WITHHELD”

Garo H. Armen, PhD	31,845,620	287,536
Tom Dechaene	31,798,554	334,602
Shahzad Malik, MD	31,798,699	334,457
All of the nominees received a plurality of the votes cast by stockholders entitled to vote thereon and, therefore, Dr. Armen, Mr. Dechaene and Dr. Malik, were elected to the Board of Directors for terms of three years.
To approve an amendment to our Amended and Restated Certificate of Incorporation (as amended) to increase the number of shares of common stock authorized for issuance thereunder:

Total Vote “FOR”	Total Vote “AGAINST”	Total Vote “ABSTAIN”

46,788,981	3,957,806	105,616

To approve an amendment to our 2009 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder:

Total Vote “FOR”	Total Vote “AGAINST”	Total Vote “ABSTAIN”	Total Non-Votes

25,448,516	6,657,410	27,230	18,719,247

To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers:

Total Vote “FOR”	Total Vote “AGAINST”	Total Vote “ABSTAIN”	Total Non-Votes

30,918,457	1,091,662	123,037	18,719,247

To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014:

Total Vote “FOR”	Total Vote “AGAINST”	Total Vote “ABSTAIN”

49,989,075	120,595	742,733

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

The following exhibits are filed herewith:

3.1	Certificate of Fourth Amendment to the Amended and Restated Certificate of Incorporation
10.1	Amendment No. Three to Agenus 2009 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENUS INC.

Date:    April 25, 2014     By:     /s/ Garo H. Armen

Garo H. Armen
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Certificate of Fourth Amendment to the Amended and Restated Certificate of Incorporation

10.1	Amendment No. Three to Agenus 2009 Equity Incentive Plan